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EXHIBIT 2.1







                          AGREEMENT AND PLAN OF MERGER

                            DATED AS OF MAY 16, 2002



                                  BY AND AMONG



                                 NETSTAFF, INC.,

                           NSI ACQUISITION CORPORATION

                                       AND

                                MAT TRADING CORP.



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                                                              TABLE OF CONTENTS

                                                                                                              PAGE
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
ARTICLE 1         THE MERGER....................................................................................2
         1.1      The Merger....................................................................................2
         1.2      Effective Time................................................................................2
         1.3      Closing.......................................................................................3
         1.4      Certificate of Incorporation and Bylaws of the Surviving Corporation..........................3
         1.5      Directors and Officers of the Surviving Corporation...........................................4
         1.6      Effects of the Merger.........................................................................4
         1.7      Further Assurances............................................................................4
         1.8      Tax Treatment.................................................................................4

ARTICLE 2         EXCHANGE OF SHARES............................................................................5
         2.1      Exchange of Shares............................................................................5
         2.2      Dissenting Shares.............................................................................5
         2.3      Fractional Shares.............................................................................5
         2.4      Treatment of MAT Preferred Stock and Options..................................................6
         2.5      Exchange of Certificates......................................................................6

ARTICLE 3         REPRESENTATIONS AND WARRANTIES OF MAT.........................................................8
         3.1      Organization and Qualification................................................................8
         3.2      Subsidiaries..................................................................................9
         3.3      Authority Relative to this Agreement..........................................................9
         3.4      Capital Stock of MAT.........................................................................10
         3.5      Non-Contravention; Approvals and Consents....................................................11
         3.6      Financial Statements.........................................................................13
         3.7      Absence of Changes...........................................................................13
         3.8      Absence of Undisclosed Liabilities...........................................................14
         3.9      Legal Proceedings............................................................................14
         3.10     Contracts and Commitments....................................................................15
         3.11     Taxes........................................................................................16
         3.12     Employee Benefit Plans.......................................................................16
         3.13     Title to Assets..............................................................................17
         3.14     Permits, Etc.................................................................................18
         3.15     Compliance with Laws.........................................................................18
         3.16     No Liens on Shares...........................................................................19
         3.17     Intellectual Property Rights.................................................................19
         3.18     Labor Controversies..........................................................................20
         3.19     Insurance....................................................................................20
         3.20     Guaranties...................................................................................21
         3.21     Tax-Free Reorganization......................................................................21
         3.22     Board of Directors and Stockholder Approval..................................................21
         3.23     Brokers and Finders..........................................................................21
         3.24     Real and Other Property Interests............................................................21
         3.25     No Termination of Business Relationship......................................................22
         3.26     Absence of Certain Payments..................................................................22
         3.27     Investment Representation....................................................................23
         3.28     Full Disclosure..............................................................................24

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ARTICLE 4         REPRESENTATIONS AND WARRANTIES OF NETSTAFF AND SUB...........................................24
         4.1      Organization of NetStaff and Sub.............................................................25
         4.2      Authorization................................................................................25
         4.3      Capital Stock of NetStaff and Sub............................................................26
         4.4      Non-Contravention; Approvals and Consents....................................................27
         4.5      No Litigation or Regulatory Action...........................................................28
         4.6      SEC Documents................................................................................29
         4.7      Brokers and Finders..........................................................................30
         4.8      Taxes........................................................................................30
         4.9      Absence of Changes...........................................................................30
         4.10     Title to Assets..............................................................................31
         4.11     Permits, Etc.................................................................................31
         4.12     Compliance with Laws.........................................................................32
         4.13     Labor Controversies..........................................................................32
         4.14     NetStaff Stock Issued in Merger..............................................................32
         4.15     Subsidiaries.................................................................................33
         4.16     Financial Statements.........................................................................33
         4.17     Legal Proceedings............................................................................34
         4.18     Employee Benefit Plans.......................................................................34
         4.19     No Contingent Liabilities....................................................................34
         4.20     Full Disclosure..............................................................................34

ARTICLE 5         ADDITIONAL AGREEMENTS........................................................................35
         5.1      Regulatory and Other Approvals...............................................................35
         5.2      Board of Directors and Officers of NetStaff..................................................35
         5.3      Expenses.....................................................................................36
         5.4      Indemnification of Officers and Directors....................................................36
         5.5      SEC Filings..................................................................................38
         5.6      Investment Representation of Other MAT Shareholders..........................................39

ARTICLE 6         GENERAL PROVISIONS...........................................................................39
         6.1      Survival of Representations, Warranties, Covenants and Agreements............................39
         6.2      Indemnification..............................................................................39
         6.3      Notices......................................................................................40
         6.4      Entire Agreement.............................................................................41
         6.5      Public Announcements.........................................................................42
         6.6      No Third Party Beneficiary...................................................................42
         6.7      No Assignment; Binding Effect................................................................42
         6.8      Headings.....................................................................................42
         6.9      Invalid Provisions...........................................................................43
         6.10     Governing Law................................................................................43
         6.11     Counterparts.................................................................................43
         6.12     Arbitration..................................................................................43



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                          AGREEMENT AND PLAN OF MERGER

         This AGREEMENT AND PLAN OF MERGER, dated as of May 16, 2002 (this "AGREEMENT") is made and entered into by and among NetStaff, Inc., an Indiana corporation ("NETSTAFF"), NSI Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of NetStaff ("SUB"), MAT Trading Corp., a New York corporation ("MAT"), and Marc K. Swickle, Michelle Berger, Asi Levy, Tuvia Levy and Darren Klein (each a "SELLING SHAREHOLDER" and collectively, the "SELLING SHAREHOLDERS").

                                 R E C I T A L S
                                 ---------------

         A. The Selling Shareholders collectively own a majority of the issued and outstanding shares of capital stock of MAT and each desires to enter into this Agreement. The number of shares of MAT capital stock owned by the Selling Shareholders and the shareholders of MAT other than the Selling Shareholders (the "OTHER MAT SHAREHOLDERS") are listed on Section 3.4(b)(ii) of the MAT Disclosure Schedule.

         B. The Board of Directors of each of NetStaff, Sub and MAT believes it to be desirable and in the best interests of NetStaff, Sub and MAT and each of their respective stockholders to merge MAT with and into Sub (the "MERGER").

         C. NetStaff, Sub and MAT desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe various conditions to the Merger.


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                                A G R E E M E N T
                                -----------------

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE 1
                                   THE MERGER

         1.1 THE MERGER. At the Effective Time (as defined in Section 1.2), upon the terms and subject to the conditions set forth in this Agreement, MAT shall be merged with and into Sub in accordance with the provisions of the Delaware General Corporation Law (the "DGCL") and New York Business Corporation Law ("NYBCL"). Sub shall be the surviving corporation in the Merger (the "SURVIVING CORPORATION"). Sub and MAT are sometimes referred to herein as the "CONSTITUENT CORPORATIONS". As a result of the Merger, each outstanding share of capital stock of MAT shall be canceled and converted into the right to receive the Merger Consideration, in the manner provided in Article 2 hereof.

         1.2 EFFECTIVE TIME. At the Closing (as defined in Section 1.3), a certificate of merger (the "CERTIFICATE OF MERGER") shall be executed by the parties hereto and filed with the Secretary of State of the States of Delaware and New York (collectively, the "SECRETARY OF STATE"). The Merger shall become effective at the time of filing of the Certificate of Merger (the "EFFECTIVE TIME").


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         1.3 CLOSING. The closing of the Merger (the "CLOSING") shall take place at the offices of Rutan & Tucker, LLP, 611 Anton Boulevard, Suite 1400, Costa Mesa, California 92626, at 10:00 a.m. on the date hereof (the "CLOSING DATE").

                  (a) DELIVERY BY MAT AND THE SELLING SHAREHOLDERS AT THE CLOSING. At the Closing, MAT and the Selling Shareholders shall deliver to NetStaff and Sub (i) an opinion of Sichenzia Ross Friedman Ference, LLP, counsel to MAT and the Selling Shareholders ("MAT COUNSEL"), in a form reasonably acceptable to NetStaff, (ii) executed copies of the Certificate of Merger referred to in Section 1.2 above, (iii) stock certificates evidencing all the currently outstanding shares of MAT capital stock as contemplated in Article 2 of this Agreement, duly endorsed for transfer and (iv) Certificate of Good Standing from the Secretary of State of the State of New York that MAT is in good standing in such state.

                  (b) DELIVERIES BY NETSTAFF AND SUB. At the Closing NetStaff and Sub shall deliver to MAT and the Selling Shareholders (i) an opinion of Rutan & Tucker, LLP, counsel to NetStaff and Sub ("NETSTAFF COUNSEL"), in a form reasonably acceptable to MAT, (ii) executed copies of the Certificate of Merger referred to in Section 1.2 above, (iii) stock certificates evidencing 80,000,000 shares of common stock of NetStaff as set forth under Article 2 of this Agreement, (iv) Certificate of Good Standing from the Secretary of State of the State of Indiana that NetStaff is in good standing in such state and (v) Certificate of Good Standing from the Secretary of State of the State of Delaware that Sub is in good standing in such state.

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         1.4 CERTIFICATE OF INCORPORATION AND BYLAWS OF THE SURVIVING
CORPORATION. At the Effective Time:

                  (a) the Certificate of Incorporation of Sub as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended.

                  (b) the Bylaws of Sub as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation until thereafter amended, except that the Bylaws shall be amended to provide for between four (4) and seven (7) directors.

         1.5 DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION. The directors of Sub immediately after the Effective Time shall be Marc K. Swickle, Howard Berger, Darren Klein, Asi Levi and Tuvia Levi, with Marc K. Swickle serving as Chairman of the Board. The officers of Sub immediately after the Effective Time shall be: Marc K. Swickle, as Chief Executive Officer and President; Howard Berger, as Chief Financial Officer and Secretary; and Darren Klein, as Chief Informational Officer.

         1.6 EFFECTS OF THE MERGER. Subject to the foregoing, the effects of the Merger shall be as provided in the applicable provisions of the DGCL and NYBCL.

         1.7 FURTHER ASSURANCES. Each party hereto shall execute such further documents and instruments and take such further actions as may reasonably be requested by one or more of the others to consummate the Merger, to vest the Surviving Corporation with full title to all assets, properties, rights, approvals, immunities and franchises of either of the Constituent Corporations or to effect the other purposes of this Agreement.

         1.8 TAX TREATMENT. The parties intend that the Merger be treated as a reorganization described in Section 368(a) of the Internal Revenue Code of 1986, as amended (the "CODE"). The parties shall not take a position on any tax returns inconsistent with such treatment unless otherwise required by law.

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                                   ARTICLE 2
                               EXCHANGE OF SHARES

         2.1 EXCHANGE OF SHARES. At the Effective Time, by virtue of the Merger and without any action on the part of the holders of the capital stock of Sub or
MAT:

                  (a) CANCELLATION OF TREASURY STOCK. All shares of capital stock owned by MAT as treasury stock shall be canceled and retired and shall cease to exist and no stock of NetStaff or other consideration shall be delivered in exchange therefor.

                  (b) DETERMINATION OF MERGER CONSIDERATION. Each of the 10,000,000 shares of MAT common stock, $0.01 par value ("MAT COMMON STOCK"), which are issued and outstanding immediately prior to the Effective Time, shall be converted into and exchanged for the right to receive 8.00 shares of NetStaff common stock, par value $0.001 per share ("NETSTAFF COMMON STOCK") (collectively, the "MERGER CONSIDERATION").

         2.2 DISSENTING SHARES. There are no dissenting shares. All shares of MAT Common Stock issued and outstanding immediately prior to the Effective Time have been voted in favor of the Merger.

         2.3 FRACTIONAL SHARES. No fractional shares of NetStaff Common Stock shall be issued in connection with the transactions contemplated by this Agreement. The number of shares of NetStaff Common Stock to be issued to a holder of MAT Common Stock pursuant to Section 2.1 of this Agreement (after aggregating all fractional shares of NetStaff Common Stock to be received by such holder) shall be reduced down to the nearest whole number of shares of NetStaff Common Stock otherwise issuable pursuant to Section 2.1 of this Agreement.

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         2.4 TREATMENT OF MAT PREFERRED STOCK AND OPTIONS. Each share of MAT
Preferred Stock shall be converted into MAT Common Stock immediately prior to the Closing. Each MAT Option shall accelerate and vest immediately prior to the Closing and, to the extent not exercised at the Closing, shall terminate.

         2.5 EXCHANGE OF CERTIFICATES.

                  (a) MAT STOCK EXCHANGE PROCEDURES. At the Closing or as soon as practicable thereafter, each Selling Shareholder shall deliver to NetStaff Counsel, to hold in trust on behalf of the Selling Shareholders and the Other MAT Shareholders until the Effective Time, a certificate or certificates which, immediately prior to the Effective Time, represented all the outstanding shares of MAT Common Stock (individually, a "CERTIFICATE" and collectively, the "CERTIFICATES"), and whose shares are to be exchanged pursuant to Section 2.1 into the right to receive the Merger Consideration. At or as soon as practicable after the Closing, NetStaff shall deliver to MAT Counsel to hold in trust on behalf of NetStaff certificates representing shares of NetStaff Common Stock constituting the Merger Consideration to be delivered to each Selling Shareholder and each Other MAT Shareholder pursuant to Section 2.1. Immediately upon or as soon as is practicable after the Effective Time, (i) NetStaff shall (or shall cause NetStaff Counsel to) instruct MAT Counsel in writing to release the Merger Consideration to the Selling Shareholders and Other MAT Shareholders in accordance with Section 2.1, and (ii) MAT shall (or shall cause MAT Counsel to) instruct NetStaff Counsel to release each Certificate exchanged for the Merger Consideration to NetStaff for cancellation. The Certificates so surrendered shall forthwith be canceled. If the Merger contemplated by this Agreement does not become effective, the parties hereto shall cause MAT Counsel and NetStaff Counsel to release the Merger Consideration and Certificate being held by MAT Counsel and NetStaff Counsel, respectively, back to the parties delivering such pursuant to this Section 2.5(a).

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                  (b) DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES. No
dividends or other distributions declared or made after the Effective Time with respect to NetStaff Common Stock with a record date on or after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of NetStaff Common Stock represented thereby until the holder of record of such Certificate shall surrender such Certificate in accordance with this Section 2.5. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of NetStaff Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions, if any, with a record date on or after the Effective Time which theretofore became payable, but which were not paid by reason of the immediately preceding sentence, with respect to such whole shares of NetStaff Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date on or after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of NetStaff Common Stock.

                  (c) NO FURTHER OWNERSHIP RIGHTS IN MAT STOCK. As of the Effective Time the MAT Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of Certificates previously representing any such MAT Common Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration, as contemplated hereby. From and after the Effective Time, the stock transfer books of MAT shall be closed and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of MAT Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Section 2.5.

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                                   ARTICLE 3
                      REPRESENTATIONS AND WARRANTIES OF MAT

         MAT and the Selling Shareholders, jointly and severally, represent and warrant to NetStaff and Sub that:

         3.1 ORGANIZATION AND QUALIFICATION. MAT is a corporation duly organized, validly existing and in good standing under the laws of the State of New York. MAT (i) has all requisite corporate power and authority and possesses all governmental and other authorizations, licenses or permits to carry on its business as now conducted and as proposed to be conducted, and (ii) has delivered to NetStaff complete and correct copies of its certificate or articles of incorporation and bylaws as currently in effect and has not operated contrary to the provisions of either. MAT is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed or to be in good standing (individually or in the aggregate) would not have a materially adverse effect on the business, condition (financial or otherwise), properties, assets (including intangible assets), liabilities (including contingent liabilities), prospects, or results of operations of MAT (a "MATERIAL ADVERSE EFFECT"). MAT has all requisite corporate power and authority to execute and deliver this Agreement.

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         3.2 SUBSIDIARIES. MAT does not own, directly or indirectly, any capital stock or other ownership interest in any corporation, partnership, joint venture, or other entity.

         3.3 AUTHORITY RELATIVE TO THIS AGREEMENT.

                  (a) None of the Other MAT Shareholders has or will exercise any dissenters', appraisal or similar rights under the NYBCL or other applicable law in connection with the transactions contemplated by this Agreement.

                  (b) Each of MAT and the Selling Shareholders has full corporate or other applicable power and authority to enter into this Agreement, to perform its or his obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by MAT and the consummation by MAT of the transactions contemplated hereby have been duly authorized and approved by the Board of Directors and stockholders of MAT, and no other corporate proceedings on the part of MAT or its stockholders are necessary to authorize the execution, delivery and performance of this Agreement by MAT and the consummation by MAT of the transactions contemplated hereby. This Agreement has been duly authorized and validly executed by each of MAT and the Selling Shareholders and constitutes a valid and legally binding obligation of each of MAT and the Selling Shareholders, enforceable in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies (regardless of whether such enforceability is considered in a proceeding in equity or at law).

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         3.4 CAPITAL STOCK OF MAT.

                  (a) The authorized capital stock of MAT consists of 10,000,000 shares of MAT Common Stock. As of the date hereof, 9,999,999 shares of Common Stock are issued and outstanding and 1 share of MAT Common Stock is held by MAT in its treasury. As of the date hereof, there are no outstanding options, warrants and other securities convertible or exercisable into shares of MAT Common Stock. All outstanding shares of capital stock of MAT are duly authorized, validly issued, fully paid, and nonassessable and not subject to preemptive rights. There are no bonds, debentures, notes, or other indebtedness of MAT having the right to vote (or convertible into securities having the right to vote) on any matters on which stockholders of MAT may vote. As of the date hereof, there are no securities, options, warrants, calls, rights, commitments, agreements, arrangements, or undertakings of any kind to which MAT is a party or by which it is bound obligating MAT to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of MAT or obligating MAT to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking (collectively, the "DERIVATIVE SECURITIES"). As of the date hereof, there are no outstanding contractual obligations of MAT to repurchase, redeem, or otherwise acquire any shares of capital stock of MAT. The offers and sales of all of the outstanding shares of capital stock of MAT were at all relevant times either registered under the Securities Act of 1933, as amended (the "SECURITIES ACT"), and applicable state securities laws or exempt from such requirements.

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                  (b) Each of MAT and the Selling Shareholders acknowledges that the offering and sale of the NetStaff Common Stock to be issued in exchange for all the outstanding shares of capital stock of MAT have not been registered with the Securities and Exchange Commission (the "SEC") or any state securities laws and is intended to be exempt from registration under the Securities Act by virtue of Section 4(2) of the Securities Act and the provisions of Regulation D promulgated thereunder ("REGULATION D"). The holders of all the outstanding shares will fulfill as of the Effective Time, the investor suitability requirements under Section 4(2) of the Securities Act and Regulation D. Set forth in Section 3.4(b)(ii) of the MAT Disclosure Schedule is a list of holders of MAT capital stock, together with the number of shares held by each such holder.

                  (c) There are no voting trusts, proxies or other commitments, understandings, restrictions or arrangements in favor of any person.

         3.5 NON-CONTRAVENTION; APPROVALS AND CONSENTS.

                  (a) Except for the filing of the Agreement of Merger and other appropriate merger documents required by the DGCL and NYBCL with the Secretary of State and appropriate documents with the relevant authorities of other states in which the Constituent Corporations are qualified to do business, the execution and delivery of this Agreement by each of MAT and the Selling Shareholders does not, and the performance by each of MAT and the Selling Shareholders of its or his obligations hereunder and the consummation of the transactions contemplated hereby will not, conflict with, result in a violation or breach of, constitute (with or without notice or lapse of time or both) a default under, result in or give to any person any right of payment or reimbursement, termination, cancellation, modification or acceleration of, or result in the creation or imposition of any pledges, claims, liens, charges, encumbrances, and security interests of any kind or nature whatsoever (collectively, "LIENS") upon any of the assets or properties of MAT or such Selling Shareholder or an Other MAT Shareholder under, any of the terms,

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conditions or provisions of (i) the certificate or articles of incorporation or bylaws of MAT, or (ii) (x) any statute, law, rule, regulation or ordinance (together, "LAWS"), or any judgment, decree, order, writ, permit or license (together, "ORDERS"), of any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States or any state, county, city or other political subdivision (a "GOVERNMENTAL OR REGULATORY AUTHORITY"), applicable to MAT or such Selling Shareholder or any Other MAT Shareholder or any of its or his assets or properties, or (y) any note, bond, mortgage, security agreement, indenture, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind (together, "CONTRACTS") to which MAT or such Selling Shareholder or an Other MAT Sharholder is a party or by which MAT or such Selling Shareholder or Other MAT Shareholder or any of its or his assets or properties is bound.

                  (b) No consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority or other public or private third party is necessary or required under any of the terms, conditions or provisions of any Law or Order of any Governmental or Regulatory Authority or any contract to which MAT or a Selling Shareholder or an Other MAT Shareholder is a party or by which MAT or a Selling Shareholder or an Other MAT Shareholder or any of its or his assets or properties is bound for the execution and delivery of this Agreement by MAT or the Selling Shareholders, the performance by MAT or each Selling Shareholder of its or his obligations hereunder or the consummation of the transactions contemplated hereby.

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         3.6 FINANCIAL STATEMENTS. MAT has delivered to NetStaff a true and complete copy of the following financial statements: (i) the audited balance sheets of MAT as of December 31, 2001 and the related audited statement of operations for the fiscal year then ended. As of and for the period ended December 31, 2001, the audited financial statements (A) are complete and correct in all respects, (B) were prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved and (C) fairly present the financial position of MAT as at December 31, 2001 and the results of its operations and cash flows for the respective periods then ended.

3.7 ABSENCE OF CHANGES. Except as disclosed in Section 3.7 of the MAT Disclosure Schedule, since December 31, 2001:

                  (a) There has been no adverse change in the financial condition, results of operations, assets, liabilities, prospects or business of MAT, and no event or condition has occurred which any of MAT or the Selling Shareholders believes has adversely affected or shall adversely affect the financial condition, results of operations, prospects, assets, liabilities or business of MAT;

                  (b) There have been no short term or long term liabilities or obligations incurred by or on behalf of MAT, except in the normal course of business, and no such liability in the ordinary course exceeds Twenty Five Thousand Dollars ($25,000) in any one instance or in the aggregate;

                  (c) There have been no dividends, redemptions, share dividends or other distributions in respect of shares to shareholders of MAT declared, set aside or paid;

                  (d) There has been no sale, transfer or distribution of any asset of MAT or any other transaction with respect to MAT entered into other than in the regular and customary course of business, and there has been no forgiveness, waiver or compromise of debt;

                  (e) There has been no loss, damage, or destruction of property or assets of MAT not fully covered by insurance and no waiver of any rights of value;

                  (f) There have been no increases in salaries, bonuses, fringe benefits or incentive or other compensation payable, or to become payable, to any officer, director, employee or any other person with respect to MAT; and

                  (g) No capital expenditure with respect to MAT or any of the properties or assets of either has been made in excess of Five Thousand Dollars ($5,000) in the aggregate.

         3.8 ABSENCE OF UNDISCLOSED LIABILITIES. Except for liabilities that are disclosed in the MAT Disclosure Schedule and except for matters reflected or reserved against in the balance sheet for the period ended December 31, 2001 MAT balance sheet for the period ended December 31, 2001 included in MAT Financial Statements, MAT did not have at such date, nor has MAT incurred since that date, any liabilities or obligations (whether absolute, accrued, contingent, fixed or otherwise, or whether due or to become due) of any nature that would be required by generally accepted accounting principles to be reflected on a balance sheet of MAT (including the notes thereto), except liabilities or obligations which were incurred in the ordinary course of business consistent with past practice.

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         3.9 LEGAL PROCEEDINGS. Except as disclosed in Section 3.9 of MAT
Disclosure Schedule: (i) there are no actions, suits, arbitrations or proceedings pending or, to the knowledge of MAT or the Selling Shareholders, threatened against, relating to or affecting, nor to the knowledge of MAT or the Selling Shareholders are there any Governmental or Regulatory Authority investigations or audits pending or threatened against, relating to or affecting, MAT or any of its assets and properties; (ii) MAT is not subject to any Order of any Governmental or Regulatory Authority; and (iii) there are no material actions, suits, arbitrations or proceedings that MAT currently intends to initiate.

         3.10 CONTRACTS AND COMMITMENTS. Section 3.10 of MAT Disclosure Schedule contains a true and complete list of each of the following written or oral contracts (the "MATERIAL CONTRACTS") to which MAT is a party: (i) all Contracts (excluding MAT Employee Benefit Plans which can be terminated at will without subjecting MAT to cost or penalty) providing for a commitment for employment or consultation services for a specified or unspecified term to, or otherwise relating to employment or the termination of employment of, any employee; (ii) all Contracts with any Person containing any provision or covenant prohibiting or limiting the ability of MAT to engage in any business activity or compete with any Person in connection with its business or prohibiting or limiting the ability of any Person to compete with MAT in connection with its business; (iii) all partnership, joint venture, stockholders' or other similar Contracts with any Person in connection with MAT's business; (iv) all Contracts relating to the future disposition or acquisition of assets of MAT; (v) all other Contracts with respect to MAT that (A) involve the payment or potential payment, pursuant to the terms of any such Contract, by or to MAT of more than $20,000 annually and
(B) cannot be terminated within thirty (30) days after giving notice of termination. There is no default or event that with notice or lapse of time, or both, would constitute a default by MAT under any of the Material Contracts to which it is a party. MAT has not received notice of a default under any Material Contract by any party thereto. Each of the Material Contracts is enforceable against MAT in accordance with its terms, except as such enforceability may be limited by general principles of equity or by bankruptcy, insolvency or other similar laws relating to rights of creditors. MAT has not received notice that any party to any of the Material Contracts intends to cancel or terminate any of the Material Contracts or to exercise or not exercise any options under any of the Material Contracts.

         3.11 TAXES. MAT has filed all tax returns that are required to have been filed by it in any jurisdiction for all periods ending on or prior to the date hereof and such tax returns are true, correct and complete in all material respects, and MAT has paid all taxes shown to be due and payable on such returns and all other taxes and assessments payable by it to the extent the same have become due and payable and before they have become delinquent, except for any taxes and assessments the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which MAT has set aside on its books adequate reserves (segregated to the extent required by generally accepted accounting principles, consistently applied throughout the specified period and in the immediately comparable period). Neither MAT nor any Selling Shareholder has any knowledge, after due inquiry, of any proposed material tax assessment, obligation or other claim against MAT. There are no material liens for taxes upon any property or assets of MAT, except for liens for taxes not yet due. There are no unresolved issues of law or fact arising out of a notice of deficiency, proposed deficiency or assessment from the Internal Revenue Service ("IRS") or any other governmental taxing authority with respect to taxes of MAT. MAT is not a party to any agreement providing for the allocation or sharing of taxes with any entity.

         3.12 EMPLOYEE BENEFIT PLANS.

                  (a) Except as set forth in Section 3.12 of MAT Disclosure Schedule, MAT has no Employee Benefit Plan or other Plan.

                  (b) As used herein:

                           (i) "EMPLOYEE BENEFIT PLAN" means any Plan entered
into, established, maintained, contributed to or required to be contributed to by MAT and existing on the date of this Agreement or at any time subsequent thereto and on or prior to the Effective Time and, in the case of a Plan which is subject to Part 3 of Title I of ERISA, Section 412 of the Code or Title IV of ERISA, at any time during the five-year period preceding the date of this Agreement; and

                           (ii) "PLAN" means any employment, bonus, incentive
compensation, deferred compensation, pension, profit sharing, retirement, stock purchase, stock option, stock ownership, stock appreciation rights, phantom stock, leave of absence, layoff, vacation, day or dependent care, legal services, cafeteria, life, health, medical, accident, disability, workers' compensation or other insurance, severance, separation, termination, change of control or other benefit plan, agreement, practice, policy or arrangement of any kind, whether written or oral, including, but not limited to any "employee benefit plan" within the meaning of Section 3(3) of ERISA.

         3.13 TITLE TO ASSETS. MAT is in possession of and has good title to, or has valid leasehold interests in or valid rights under contract to use, all of its properties and assets primarily used in its business and material to the condition (financial or other) of such business, free and clear of all Liens, except (i) the lien for current taxes, payments of which are not yet delinquent,
(ii) as set forth in Section 3.13 of MAT Disclosure Schedule. All leases under which MAT leases any substantial amount of real or personal property have been made available to NetStaff and are in good standing, valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default by MAT or any event which with notice or lapse of time or both would become a default by MAT.

         3.14 PERMITS, ETC. MAT owns or validly holds all material licenses, permits, certificates of authority, registrations, franchises and similar consents granted or issued by any applicable Governmental or Regulatory Authority, used or held for use which are required to conduct its business.

         3.15 COMPLIANCE WITH LAWS. MAT is not in violation of, nor has it violated, any applicable provisions of any Laws or any term of any Order binding against it. Section 3.15 of MAT Disclosure Schedule sets forth a complete list of MAT's licenses, permits and authorizations ("PERMITS"). Since December 31, 1998, no state or federal governmental entity has revoked or materially limited any license or certificate of authority of MAT material to its business, and no investigation or proceeding is pending or, to MAT's knowledge, threatened, which involves the revocation or material limitation of any of such licenses or certificates. MAT has no knowledge of any information which would lead MAT to believe that any licenses or permits necessary to the conduct of the business of MAT as presently conducted will not remain in full force and effect for the complete duration of their terms. MAT has made available to NetStaff all filings made to, and all inspection or compliance reports or correspondence received from, Governmental Entities for the last three years and will make available to NetStaff all other Permits as requested by NetStaff. Each of such filings was in compliance with all applicable laws and regulations.

3.16 NO LIENS ON SHARES. Each of the shares of
MAT Common Stock being converted into and exchanged for Merger Consideration pursuant to this Agreement is owned beneficially and of record by a Selling Shareholder or an Other MAT Shareholder, as the case may be, and is free and clear of pledges, liens, claims, limitations on voting rights, options, charges, security interests and other encumbrances of any nature whatsoever.

         3.17 INTELLECTUAL PROPERTY RIGHTS. Schedule 3.17 of the MAT Disclosure Schedule contains a true and correct list of all patents and patent applications, including reissues, divisions, continuations, continuations-in-part and extensions thereof and reexamination certificates therefor and all trademarks, service marks and trade names owned or controlled by MAT.

                  (a) (i) no third party is infringing or misappropriating any of MAT's intellectual property rights; and (ii) MAT's current intellectual property does not infringe any valid claim of a third party patent.

                  (b) There are no outstanding claims asserted or, to the knowledge of MAT or the Selling Shareholders, threatened against MAT alleging that the development, manufacture, marketing, distribution, sale or use of MAT's intellectual property infringes or misappropriates any intellectual property or other proprietary rights of any third party.

                  (c) (i) all of the patents listed in Schedule 3.17 of the MAT Disclosure Schedule are valid and in full force and effect, and are not the current subject of any interference or opposition proceeding; and (ii) neither MAT nor any Selling Shareholder is aware of any publications or activities including, without limitation, patents, articles, and public uses or sales, by it or others, which would or might invalidate any claim(s) of any such patent. Neither MAT nor any Selling Shareholder has conducted, or has commissioned the conducting of, any written infringement or validity studies regarding any such patent or patent application that has not been provided to NetStaff for inspection prior to the date hereof.

         3.18 LABOR CONTROVERSIES.

                  (a) There are no controversies pending or, to the knowledge of MAT, threatened between MAT and any representatives of any of MAT's employees.

                  (b) There are no organizational efforts presently being made involving any of the presently unorganized employees of MAT.

                  (c) MAT has complied with all laws relating to the employment of labor, including without limitation, any provisions thereof relating to wages, hours, collective bargaining, and the payment of social security and similar taxes, with respect to its employees on the MAT payroll.

                  (d) No person has asserted that MAT is liable for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing.

         3.19 INSURANCE. Section 3.19 of MAT Disclosure Schedule lists all policies of fire, liability, life and employee health, environmental, errors and omissions, workers' compensation and other forms of insurance currently held and maintained by MAT (the "INSURANCE POLICIES"). Such Insurance Policies are commercially reasonable and adequate in amount and coverage. All of the Insurance Policies are in full force and effect, all billed premiums with respect thereto covering all periods up to and including the Closing Date have been paid or will have been paid on or prior to the Closing Date and no written notice of cancellation or termination has been received with respect to any such Policy.

         3.20 GUARANTIES. Except as set forth on Section 3.20 of the MAT Disclosure Schedule, MAT has not guaranteed, endorsed or indemnified, and no assets of MAT have collateralized, the presently outstanding or future obligations of any person, firm or corporation. No Selling Shareholder nor any other person or entity has guaranteed, endorsed or indemnified the presently outstanding or future obligations of MAT.

         3.21 TAX-FREE REORGANIZATION. MAT has not taken and has not agreed to take any action that would interfere with the ability of NetStaff to treat the Merger as a tax-free reorganization within the meaning of Section 368(a) of the Code.

         3.22 BOARD OF DIRECTORS AND STOCKHOLDER APPROVAL. The Board of Directors and stockholders of MAT have approved and adopted this Agreement.

         3.23 BROKERS AND FINDERS. Neither MAT nor any Selling Shareholder nor any Other MAT Shareholder has employed any broker, finder, consultant or intermediary in connection with the transactions contemplated by this Agreement who would be entitled to a broker's, finder's or similar fee or commission in connection therewith or upon the consummation thereof.

         3.24 REAL AND OTHER PROPERTY INTERESTS. MAT owns no real property. Set forth on Section 3.24 of the MAT Disclosure Schedule is a summary of all real estate interests and leaseholds, equipment, machinery, vehicles, improvements and other tangible properties and assets owned or leased by MAT or otherwise used in, or required for, the business of MAT. Except as set forth on Section
3.24 of the MAT Disclosure Schedule, MAT owns (beneficially and of record) and has good and marketable title to the properties and assets and none of the listed properties or assets is subject to any mortgage, pledge, lien, security interest, lease, charge, encumbrance or joint ownership. The properties and assets listed on Section 3.24 of the MAT Disclosure Schedule and their use conform in all material respects to all applicable building, zoning, fire, health and other laws, ordinances or regulations and no notice of any violation with respect thereto has been received by any of MAT or a Selling Shareholder. All the schedules properties and assets are in good condition, fit for the purpose for which they are being used. MAT has valid and enforceable leasehold interests in all such properties and assets which it purports to lease. MAT is, or shall be prior to the Closing, the party-lessee on all real and personal property leases covering all or any portion of the premises or any personal property used by MAT in the operation of its business. Except as set forth on
Section 3.24 of the MAT Disclosure Schedule, all leases to which MAT is a party-lessee are in full force and effect and no party is in default thereunder, and the transactions contemplated by this Agreement shall not in any way affect their validity or enforceability.

         3.25 NO TERMINATION OF BUSINESS RELATIONSHIP. Except as disclosed on
Section 3.25 of the MAT Disclosure Schedule, no supplier of MAT, and none of the present customers or groups of customers of MAT, has given MAT or any of the Selling Shareholders any indication of a desire to cancel or otherwise terminate a material business relationship and no key employee of MAT has given MAT or any of the Selling Shareholders notice of a desire or intent to terminate employment.

         3.26 ABSENCE OF CERTAIN PAYMENTS. Other than for services legitimately and openly performed under applicable law and nominal non-cash gifts (with a total per donee retail value of less than $100.00 in any year), neither MAT nor any agent, employee or representative of MAT, has made or tendered to any present or prospective customer, supplier, government official, insurance carrier, employee or agent or any other person, any payment, gratuity, gift or thing of value. Neither MAT nor any agent, employee or representative of MAT has established or maintained any unlawful or unrecorded funds (or been asserted in any investigation or proceeding to have actually or possibly received) from any such person any payment, gratuity, gift or thing of value whatsoever.

         3.27 INVESTMENT REPRESENTATION. Each of the Selling Shareholders and the Other MAT Shareholders is an "accredited investor," as such term is defined in the Securities Act. Each of the Selling Shareholders acknowledges that, upon issuance, the shares of NetStaff Common Stock to be issued hereunder as Merger Consideration will not have been "REGISTERED" and therefore will be "RESTRICTED SECURITIES," as those terms are used under the Securities Act. By his execution of this Agreement, each Selling Shareholder agrees, represents, and warrants that his purchase of the shares of NetStaff Common Stock to be issued to him hereunder as Merger Consideration is for investment only, for his own account (both of record and beneficially) and not with a view to "DISTRIBUTION" as that term is used under the Securities Act. He agrees that he shall not at any time make any sale, mortgage, pledge, hypothecation, gift or other transfer of the shares of NetStaff Common Stock to be issued to him hereunder, except pursuant to an effective registration statement under the Securities Act or pursuant to the provisions of Rule 144 under the Securities Act or another exemption from the registration requirements under the Securities Act and in accordance with any applicable state "BLUE SKY" or securities law; and that prior to making any sale or other disposition of the shares of NetStaff Common Stock to be issued to him hereunder pursuant to any such exemption, he shall, if reasonably requested by NetStaff, obtain an opinion of counsel, satisfactory to counsel designated by NetStaff, that such sale complies with applicable federal and state securities laws. Each Selling Shareholder agrees that he has been informed that the shares of NetStaff Common Stock to be issued to him hereunder must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available and he understands that any sale of the shares of NetStaff Common Stock to be issued to him hereunder made in reliance upon Rule 144, or any other like rule, can be made only in limited amounts in accordance with the terms and conditions of those rules and, if those rules are not applicable, any resale may require compliance with another available exemption under the Securities Act or, in the alternative, may require registration of the shares of NetStaff Common Stock to be issued to him hereunder. The Selling Shareholders acknowledge that NetStaff expressly makes no representation or covenant that it shall conduct its affairs so as to permit sales under Rule 144, and that NetStaff is under no obligation to register or repurchase the shares of NetStaff Common Stock to be issued as Merger Consideration hereunder. The Selling Shareholders acknowledge that NetStaff shall cause a legend to be placed on the certificates representing the shares of NetStaff Common Stock to be issued as Merger Consideration hereunder to reflect the foregoing.

         3.28 FULL DISCLOSURE. No information furnished by or on behalf of MAT or any Selling Shareholder to NetStaff pursuant to this Agreement and any information contained in the MAT Disclosure Schedule and other Schedules to this Agreement, at any time prior to the Closing Date, contains nor will contain any untrue statement of a material fact and does not and will not omit to state any material fact necessary to make any statement, in light of the circumstances under which such statement is made, not misleading.

                                   ARTICLE 4
               REPRESENTATIONS AND WARRANTIES OF NETSTAFF AND SUB

         NetStaff and Sub jointly and severally represent and warrant to MAT and the Selling Shareholders as follows:

         4.1 ORGANIZATION OF NETSTAFF AND SUB. Each of NetStaff and Sub is an entity duly organized, validly existing and in good standing under the laws of its respective jurisdiction. NetStaff and Sub has full corporate power and authority to own or lease and to operate and use its properties and assets and to carry on its business as now conducted and as proposed to be conducted pursuant to this Agreement. NetStaff is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties make such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed or to be in good standing (individually or in the aggregate) would not have a Material Adverse Effect. Except for Sub and as disclosed in Section 4.1 of the disclosure schedule attached hereto (the "NETSTAFF DISCLOSURE SCHEDULE") or in the NetStaff Reports (as that term is defined in Section 4.6), NetStaff does not own, directly or indirectly, any capital stock or other ownership interest in any corporation, partnership, joint venture or other entity.

         4.2 AUTHORIZATION. Each of NetStaff and Sub has full corporate power and authority to execute, deliver and perform this Agreement and the Related Agreements and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the Related Agreements by NetStaff have been duly authorized and approved by the Board of Directors of NetStaff and does not require any further authorization or consent of NetStaff. This Agreement has been duly authorized, validly executed and delivered by NetStaff and constitutes the legal, valid and binding obligations of NetStaff enforceable in accordance with its terms, except as the enforceability thereof may be subject to or limited by (i) bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights, and (ii) general equitable principles, regardless of whether the issue of enforceability is considered in a proceeding in equity or at law.

         4.3 CAPITAL STOCK OF NETSTAFF AND SUB.

                  (a) The authorized capital stock of NetStaff consists of 100,000,000 shares of NetStaff Common Stock and 20,000,000 shares of preferred stock. As of May 15, 2002, 13,700,000 shares of Common Stock and no shares of preferred stock, were issued and outstanding. All outstanding shares of capital stock of NetStaff are duly authorized, validly issued, fully paid, and nonassessable and not subject to preemptive rights and such capital stock has been issued in full compliance with all applicable federal and state securities laws. Except as set forth in Section 4.3 of the NetStaff Disclosure Schedule or in the NetStaff Reports, there are no bonds, debentures, notes, or other indebtedness of NetStaff having the right to vote (or convertible into securities having the right to vote) on any matters on which stockholders of NetStaff may vote. Except as set forth above and except as set forth in Section
4.3 of the NetStaff Disclosure Schedule, as of the date hereof, there are no Derivative Securities of NetStaff. As of the date hereof, except as set forth in
Section 4.3 of the NetStaff Disclosure Schedule, there are no outstanding contractual obligations of NetStaff to repurchase, redeem, or otherwise acquire any shares of capital stock of NetStaff. NetStaff has furnished to MAT true and correct copies of NetStaff's Articles of Incorporation and Bylaws as in effect as of the date hereof. The authorized capital stock of Sub consists of 100 shares of common stock, $0.001 par value, of which 100 shares are issued and outstanding and owned of record by NetStaff. Except as contemplated by this Agreement, there are no outstanding options, warrants, or other rights to subscribe for or purchase from NetStaff any capital stock of Sub, or securities convertible into Sub, and there are no commitments, agreements, arrangements or undertakings of any kind to which Sub is a party or by which it is bound obligating Sub to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of Sub or obligating Sub to issue, grant, extend or enter into any Derivative Securities. As of the date hereof, there are no outstanding contractual obligations of Sub to repurchase, redeem or otherwise acquire any shares of capital stock of Sub.

                  (b) There are no voting trusts, proxies or other commitments, understandings, restrictions or arrangements in favor of any person other than NetStaff.

         4.4 NON-CONTRAVENTION; APPROVALS AND CONSENTS.

                  (a) Except for the filing of the Agreement of Merger and other appropriate merger documents required by the DGCL and NYBCL with the Secretary of State and appropriate documents with the relevant authorities of other states in which the Constituent Corporations are qualified to do business, the execution and delivery of this Agreement by NetStaff does not, and the performance by NetStaff of its obligations hereunder and the consummation of the transactions contemplated hereby will not, conflict with, result in a violation or breach of, constitute (with or without notice or lapse of time or both) a default under, result in or give to any person any right of payment or reimbursement, termination, cancellation, modification or acceleration of, or result in the creation or imposition of any Liens upon any of the assets or properties of NetStaff under, any of the terms, conditions or provisions of (i) the Articles of Incorporation or Bylaws of NetStaff, or (ii) (x) any Laws, Orders of any Governmental or Regulatory Authority applicable to NetStaff or any of its assets or properties, or (y) any Contract to which NetStaff is a party or by which NetStaff or any of its assets or properties is bound, excluding from the foregoing clauses (x) and (y) conflicts, violations, breaches, defaults, payments, reimbursements, terminations, cancellations, modifications, accelerations and creations and impositions of Liens which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on NetStaff or on the ability of NetStaff to consummate the transactions contemplated by this Agreement.

                  (b) Except as disclosed in Section 4.4 of NetStaff Disclosure Schedule, no consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority or other public or private third party is necessary or required under any of the terms, conditions or provisions of any Law or Order of any Governmental or Regulatory Authority or any contract to which NetStaff is a party or by which NetStaff or any of its assets or properties is bound for the execution and delivery of this Agreement by NetStaff, the performance by NetStaff of its obligations hereunder or the consummation of the transactions contemplated hereby, other than such consents, approvals, actions, filings and notices which the failure to make or obtain, as the case may be, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on NetStaff or on the ability of NetStaff to consummate the transactions contemplated by this Agreement.

         4.5 NO LITIGATION OR REGULATORY ACTION. Except as disclosed in the NetStaff Reports or in Section 4.5 of NetStaff Disclosure Schedule: (i) there are no actions, suits, arbitrations or proceedings pending or, to the knowledge of NetStaff, threatened against, relating to or affecting, nor to the knowledge of NetStaff are there any Governmental or Regulatory Authority investigations or audits pending or threatened against, relating to or affecting, NetStaff or any of its assets and properties which could reasonably be expected to have a Material Adverse Effect on NetStaff or on the ability of NetStaff to consummate the transactions contemplated by this Agreement; (ii) NetStaff is not subject to any Order of any Governmental or Regulatory Authority which is having or could be reasonably expected to have a Material Adverse Effect on NetStaff, or on the ability of NetStaff or Sub to consummate the transactions contemplated by this Agreement; and (iii) there are no material actions, suits, arbitrations or proceedings that NetStaff currently intends to intitate.

         4.6 SEC DOCUMENTS. NetStaff has delivered or made available to MAT true and correct copies of each registration statement, report, definitive proxy statement or definitive information statement and all exhibits thereto filed (including exhibits and any amendments thereto) since January 1, 1999 with the SEC under or pursuant to the Securities Act or the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), (collectively, the "NETSTAFF REPORTS"). As of their respective dates, or as subsequently amended prior to the Closing Date, the NetStaff Reports complied in all material respects with the requirements of the Exchange Act applicable to such NetStaff Reports, and none of the NetStaff Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of NetStaff included in the NetStaff Reports comply in all material respects with applicable accounting requirements in the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP applied on a consistent basis (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of NetStaff and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments, the absence of notes and as permitted by Form 10-Q of the Exchange Act). As of their respective dates, the NetStaff Reports complied as to form in all material respects with the applicable requirements of the Securities Act and/or the Exchange Act.

         4.7 BROKERS AND FINDERS. NetStaff has not employed any broker, finder, consultant or intermediary in connection with the transactions contemplated by this Agreement who would be entitled to a broker's, finder's or similar fee or commission in connection therewith or upon the consummation thereof.

         4.8 TAXES.

                  (a) Prior to the Merger, NetStaff will be in control of Sub within the meaning of Section 368(c) of the Code. NetStaff will not cause or permit Sub to issue additional shares of its stock that would result in NetStaff losing control of Sub within the meaning of Section 368(c) of the Code. No stock of Sub will be issued in the Merger.

                  (b) During its corporate existence, Sub has owned no assets, and prior to the Merger shall not own any assets other than the shares of NetStaff to be distributed in the Merger.

                  (c) As of the date hereof and as of the Effective Time, NetStaff has no plan or intention to reacquire any of its stock to be distributed in the Merger.

         4.9 ABSENCE OF CHANGES. Except: (i) as disclosed in Section 4.9 of the NetStaff Disclosure Schedule; (ii) for matters reflected or reserved against in the financial statements included in the NetStaff Reports; and (iii) as disclosed in the NetStaff Reports filed as of the date of this Agreement, since June 30, 2001, NetStaff has conducted its business only in the ordinary course, consistent with past practice and there has been no change and no development in the business, properties, operations, condition (financial or otherwise), or results of operations of NetStaff that had or could reasonably be expected to have a Material Adverse Effect other than those occurring as a result of general economic or financial conditions or other developments that are not unique to NetStaff but also affect other persons who participate or are engaged in the lines of business in which NetStaff participates or is engaged, or other than those occurring as a result of this Agreement and the transactions contemplated hereby.

         4.10 TITLE TO ASSETS. NetStaff is in possession of and has good title to, or has valid leasehold interests in or valid rights under contract to use, all of its properties and assets primarily used in its business and material to the condition (financial or other) of such business, free and clear of all Liens, except (i) the lien for current taxes, payments of which are not yet delinquent, (ii) such imperfections in title and easements and encumbrances, if any, as are not substantial in character, amount or extent and do not materially detract from the value of or interfere with the present use of the property subject thereto or affected thereby, or otherwise materially impair NetStaff's business operations (in the manner presently carried on by NetStaff) or (iii) as disclosed in the NetStaff Reports, and except for such matters which, individually or in the aggregate, would not have a Material Adverse Effect on NetStaff. All leases under which NetStaff leases any substantial amount of real or personal property have been made available to MAT and are in good standing, valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default by NetStaff or to the knowledge of NetStaff any event which with notice or lapse of time or both would become a default by NetStaff other than defaults under such leases which in the aggregate would not have a Material Adverse Effect on NetStaff.

         4.11 PERMITS, ETC. NetStaff owns or validly holds all material licenses, permits, certificates of authority, registrations, franchises and similar consents granted or issued by any applicable Governmental or Regulatory Authority, used or held for use which are required to conduct and material to the condition of its business.

         4.12 COMPLIANCE WITH LAWS. Except as set forth in the NetStaff Reports, NetStaff is not in violation of, nor has it violated, any applicable provisions of any Laws or any term of any Order binding against it except for violations which do not have and would not have a Material Adverse Effect on NetStaff.

         4.13 LABOR CONTROVERSIES.

                  (a) Except as set forth in Section 4.13 of the NetStaff Disclosure Schedule, there are no controversies pending or, to the knowledge of Netstaff and Sub, threatened between Netstaff or Sub and any representatives of any of Netstaff or Sub's employees.

                  (b) There are no organizational efforts presently being made involving any of the presently unorganized employees of Netstaff or Sub.

                  (c) Netstaff and Sub have complied with all laws relating to the employment of labor, including without limitation, any provisions thereof relating to wages, hours, collective bargaining, and the payment of social security and similar taxes, with respect to its employees on the Netstaff or Sub payroll.

                  (d) No person has asserted that Netstaff or Sub are liable for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing.

         4.14 NETSTAFF STOCK ISSUED IN MERGER. The shares of NetStaff Common Stock to be issued in the Merger will, when issued and delivered to the stockholders of MAT as a result of the Merger and pursuant to the terms of this Agreement, be duly and validly authorized and issued, fully paid, non-assessable and free of preemptive rights of any securityholder of NetStaff, and issued in compliance with applicable federal and state securities laws.

         4.15 SUBSIDIARIES. Netstaff and Sub do not own, directly or indirectly, any capital stock or other ownership interest in any corporation, partnership, joint venture, or other entity, except that Netstaff owns all of the issued and outstanding shares of common stock of Sub.

         4.16 FINANCIAL STATEMENTS.

                  (a) Netstaff has delivered to MAT a true and complete copy of the following financial statements: (i) the unaudited balance sheets of MAT as of September 30, 2001 and the related unaudited statement of operations for the quarter then ended. As of and for the period ended December 31, 2000, the audited financial statements (A) are complete and correct in all respects, (B) were prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved and (C) fairly present the financial position of NetStaff as at December 31, 2000 thereof and the results of its operations and cash flows for the respective periods then ended.

                  (b) Except for liabilities that are disclosed in the Netstaff Disclosure Schedule and except for matters reflected or reserved against in the balance sheet for the period ended September 30, 2001 included in Netstaff Financial Statements, Netstaff did not have at such date, nor has Netstaff incurred since that date, any liabilities or obligations (whether absolute, accrued, contingent, fixed or otherwise, or whether due or to become due) of any nature that would be required by generally accepted accounting principles to be reflected on a balance sheet of Netstaff (including the notes thereto), except liabilities or obligations which were incurred in the ordinary course of business consistent with past practice.

         4.17 LEGAL PROCEEDINGS. Except as disclosed in Section 4.17 of the Netstaff Disclosure Schedule: (i) there are no actions, suits, arbitrations or proceedings pending or, to the knowledge of NetStaff, threatened against, relating to or affecting, nor to the knowledge of Netstaff are there any Governmental or Regulatory Authority investigations or audits pending or threatened against, relating to or affecting, Netstaff or Sub or any of its assets and properties; (ii) Netstaff nor Sub are not subject to any Order of any Governmental or Regulatory Authority; and (iii) there are no actions, suits, arbitrations or proceedings that Netstaff or Sub currently intends to initiate.

         4.18 EMPLOYEE BENEFIT PLANS. Netstaff has no Employee Benefit Plan or other Plan.

         4.19 NO CONTINGENT LIABILITIES. Except as set forth in the NetStaff financial statements described in Section 4.17 or otherwise as described in the NetStaff Disclosure Schedules, at the Closing, Netstaff and Sub shall have no material liabilities, whether related to tax or non-tax matters, known or unknown, due or not yet due, liquidated or unliquidated, fixed or contingent, determined or determinable in amount or otherwise, and to the knowledge of the Netstaff, there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability, except as and to the extent reflected on this Agreement or any Schedule or Exhibit hereto or which has been incurred in the ordinary course of business and as accurately reflected on the books and records of Netstaff.

         4.20 FULL DISCLOSURE. No information furnished by or on behalf of NetStaff to MAT pursuant to this Agreement and any information contained in the NetStaff Disclosure Schedule and other Schedules to this Agreement, at any time prior to the Closing Date, contains nor will contain any untrue statement of a material fact and does not and will not omit to state any material fact necessary to make any statement, in light of the circumstances under which such statement is made, not misleading.

                                   ARTICLE 5
                              ADDITIONAL AGREEMENTS

         5.1 REGULATORY AND OTHER APPROVALS. Subject to the terms and conditions of this Agreement, each of MAT and NetStaff will proceed diligently and in good faith and will use all commercially reasonable efforts to do, or cause to be done, all things necessary, proper or advisable to, as promptly as practicable,
(i) obtain all consents, approvals or actions of, make all filings with and give all notices to Governmental or Regulatory Authorities or any other public or private third parties required of NetStaff, MAT or any of their Subsidiaries to consummate the Merger and the other matters contemplated hereby, and (ii) provide such other information and communications to such Governmental or Regulatory Authorities or other public or private third parties as the other party or such Governmental or Regulatory Authorities or other public or private third parties may reasonably request in connection therewith.

         5.2 BOARD OF DIRECTORS AND OFFICERS OF NETSTAFF.

                  (a) NetStaff shall take all necessary action including, without limitation, the filing of a Schedule 14f-1 with the SEC, so that as soon as is practicable after the Effective Date of the Merger the directors of NetStaff shall be Marc K. Swickle, Howard Berger, Darren Klein, Asi Levi and Tuvia Levi, with Marc K. Swickle serving as Chairman of the Board. Patrick Rylee shall remain the sole director of NetStaff until the above-named persons may become directors of NetStaff in accordance with Section 14(f) of the Exchange Act and applicable law.

                  (b) Upon the Effective Time, the officers of NetStaff shall be: Marc K. Swickle, as Chief Executive Officer and President; Howard Berger, as Chief Financial Officer and Secretary; and Darren Klein, as Chief Informational Officer.

         5.3 EXPENSES. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such cost or expense.

         5.4 INDEMNIFICATION OF OFFICERS AND DIRECTORS.

                  (a) From and after the Effective Time, NetStaff shall, to the fullest extent authorized by the DGCL, NYBCL or any other applicable law as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits NetStaff to provide broader indemnification rights than such law permitted NetStaff to provide prior to such amendment), indemnify all directors and officers of MAT as of the Closing against any liability or losses (including reasonable attorney's fees and costs for counsel who are reasonably acceptable to NetStaff) any of them may incur from any action, proceeding or investigation brought against such individuals by existing stockholders and option holders of MAT immediately prior to the Merger as a result of the Merger, or any of the transactions contemplated by this Agreement. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by NetStaff any expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if so required by the DGCL, NYBCL or such other applicable laws, such advance shall be made only upon delivery to NetStaff of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section 5.4 or otherwise. NetStaff shall not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld). NetStaff shall not be obligated pursuant to this Section 5.4 to pay the fees and disbursements of more than one counsel for all officers and directors in any single action, except to the extent that, in the opinion of counsel for the officers and directors, two or more of such officers and directors have conflicting interests in the outcome of such action, or one or more of such officers and directors and NetStaff have conflicting interests in the outcome of such action.

                  (b) Without in any way limiting the foregoing, NetStaff shall use its best efforts to obtain directors' and officers' liability insurance covering its obligations under this Section 5.4 and, in connection therewith, hereby agrees to use its best efforts to determine whether Patrick Rylee and Colin Childerley may be added to a director and officer tail insurance policy (the "TAIL POLICY") covering their respective actions as directors and officers of NetStaff before and, to the extent applicable, after the Effective Time of the Merger. If a Tail Policy can be obtained by NetStaff without unreasonable cost, NetStaff hereby covenants and agrees to pay for and obtain the Tail Policy as soon as is practicable after the Closing and to keep the Tail Policy in effect for a period of three years after the Effective Time.

                  (c) The provisions of this Section 5.4 are intended to be for the benefit of, and shall be enforceable by, each officer and director of MAT as of the Closing, and each of Patrick Rylee and Colin Childerley with respect to
Section 5.4(b), and each of his or her heirs and legal representatives, and shall be in addition to any other rights an officer and director of MAT and each of Patrick Rylee and Colin Childerley may have under the Certificate of Incorporation or Bylaws of the Surviving Corporation, under the DGCL, NYBCL or otherwise.

                  (d) In the event NetStaff or the Surviving Corporation, or any of their respective successors or assigns, (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then, and in each such case, proper provision shall be made so that the successors and assigns of NetStaff or the Surviving Corporation, as the case may be, or at NetStaff's option, NetStaff, shall assume the obligations set forth in paragraph (a) of this
Section 5.4.

                  (e) In the event NetStaff or the, Surviving Corporation, or any of their respective successors or assigns, obtains directors' and officers' liability insurance covering any of their directors or officers, such insurance shall also cover the directors and officers of MAT as of the date hereof with respect to the obligations hereunder.

         5.5 SEC FILINGS. MAT and the Selling Shareholders acknowledge and understand that NetStaff has not yet filed certain reporting documents required under the Exchange Act to have been filed prior to the Closing Date and agree that such failures do not constitute a breach by NetStaff or Sub under this Agreement. NetStaff hereby agrees to use commercially reasonable efforts to file as soon as practicable after the Closing the reporting documents required to be filed under the Exchange Act prior to the Closing, including the Forms 10-QSB for the fiscal quarters ending September 30, 2001 and March 31, 2002 and the Form 10-KSB for the fiscal year ending December 31, 2001.

         5.6 INVESTMENT REPRESENTATION OF OTHER MAT SHAREHOLDERS. The Selling Shareholders hereby agree to use their best efforts to cause each of the Other MAT Shareholders to make and deliver to NetStaff an executed investment representation letter pursuant to which each Other MAT Shareholder makes representations and warranties to NetStaff similar to those made by each of the Selling Shareholders in Section 3.27 of the Agreement.

                                   ARTICLE 6
                               GENERAL PROVISIONS

         6.1 SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS. The representations, warranties, covenants and agreements contained in this Agreement shall survive the Effective Time and shall continue in full force and effect for a period of eighteen months following the Effective Time (the "INDEMNIFICATION PERIOD").

         6.2 INDEMNIFICATION. Each of the Selling Shareholders, jointly and severally, shall indemnify NetStaff and its directors, officers, employees, shareholders, agents and other representatives, and each of their respective heirs and assigns (collectively, the "NETSTAFF INDEMNITEES") from and against any and all damage, loss, liability and expense (including without limitation reasonable expenses of investigation and reasonable attorneys' fees and reasonable expenses in connection with any action, suit or proceeding) incurred or suffered by the NetStaff Indemnitee arising out of any breach of the representations, warranties, covenants or agreements of MAT and/or any Selling Shareholder set forth in Section 3.3(a) of this Agreement (the "NETSTAFF INDEMNIFIABLE DAMAGES"). Notwithstanding the foregoing, NetStaff Indemnitees may obtain indemnification for any NetStaff Indemnifiable Damages to which this
Section 6.2(a) relates only if it makes a claim for indemnification within the Indemnification Period defined in Section 6.1.

         6.3 NOTICES. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission or nationally recognized overnight courier service (such as Federal Express) or mailed (first class postage prepaid) to the parties at the following addresses or facsimile numbers:

         If to NetStaff, Sub, to:
         NetStaff, Inc.
         833 El Capitan Drive
         Millbrae, California 94030
         Attn:  Chief Executive Officer
         Facsimile No.:  (650) 692-3331
         with a copy to:
         Rutan & Tucker, LLP
         611 Anton Blvd., Suite 1400
         Costa Mesa, California 92626
         Attn:  Larry A. Cerutti, Esq.
         Facsimile No.:  (714) 546-9035

         If to MAT, a Selling Shareholder or Surviving Corporation, to: c/o MAT Trading Corp

         990 Stewart Avenue, Suite 420
         Garden City, New York 11530
         Attn:  Marc K. Swickle
         Facsimile No.:  (516) 228-8270
         with a copy to:
         Sichenzia Ross Friedman Ference LLP
         1065 Avenue of the Americas, 21st Floor
         New York, New York 10018
         Attn:  Richard A. Friedman, Esq.
         Facsimile No.:  (212) 930-9725

All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section, be deemed given upon receipt, and (iii) if delivered by nationally recognized overnight courier or by mail in the manner described above to the address as provided in this Section 6.3, be deemed given upon receipt (in each case regardless of whether such notice, request or other communication is received by any other person to whom a copy of such notice, request or other communication is to be delivered pursuant to this Section 6.3). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other parties hereto.

         6.4 ENTIRE AGREEMENT. This Agreement, together with the exhibits hereto, supersedes all prior discussions and agreements among the parties hereto with respect to the subject matter hereof and contains the sole and entire agreement among the parties hereto with respect to the subject matter hereof.

         6.5 PUBLIC ANNOUNCEMENTS. NetStaff and MAT will cooperate with each other in the development and distribution of all press releases and other public announcements with respect to this Agreement and the transactions contemplated hereby, and will furnish the other with drafts of any such releases and announcements as far in advance as practicable.

         6.6 NO THIRD PARTY BENEFICIARY. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and except as provided in Sections
2.1 to 2.5, 5.5, 6.1, 6.2, 6.6, 6.7 and 6.12 (which are intended to be for the benefit of the persons entitled to therein, and may be enforced by any of such persons), it is not the intention of the parties to confer third-party beneficiary rights upon any other person.

         6.7 NO ASSIGNMENT; BINDING EFFECT. Prior to Closing, neither this Agreement nor any right, interest or obligation hereunder may be assigned by any party hereto without the prior written consent of the other parties hereto and any attempt to do so will be void, except that Sub may assign any or all of its rights, interests and obligations hereunder to another direct or indirect wholly-owned Subsidiary of NetStaff. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and the third party beneficiaries to the extent set forth in
Section 6.6 and their respective successors and assigns.

         6.8 HEADINGS. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

         6.9 INVALID PROVISIONS. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (i) such provision will be fully severable, (ii) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof,
(iii) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (iv) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

         6.10 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to a contract executed and performed in such State, without giving effect to the conflicts of laws principles thereof.

         6.11 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

6.12 ARBITRATION. All claims, controversies, differences or disputes between or among any of the parties hereto arising from or relating to this Agreement shall be determined solely and exclusively by arbitration in accordance with the rules of commercial arbitration then in effect of the American Arbitration Association, or any successors hereto ("AAA"), in Orange County, California, unless the parties otherwise agree in writing. Each of the parties consents to venue for such arbitrations in Orange County, California and to service of process by certified or registered mail. Upon commencement of any arbitration pursuant hereto, the parties shall jointly select an arbitrator. In the event the parties fail to agree upon an arbitrator within twenty (20) days, then each party shall select an arbitrator and such arbitrators shall then select a third arbitrator to serve as the sole arbitrator; provided that if either party, in such event, fails to select an arbitrator within seven (7) days, such arbitrator shall be selected by the AAA upon application of either party. Judgment upon the award of the agreed upon arbitrator or the so chosen third arbitrator, as the case may be, shall be binding and shall be entered into by a court of competent jurisdiction. The parties agree to abide by any decision rendered in any such arbitration as final and binding and waive the right to submit the dispute to a public tribunal for a jury or nonjury trial. The Civil Discovery Act of 1986 contained in Article 3 (commencing with Section 2016) of Chapter 3 of Title III of Part IV of the California Code of Civil Procedure shall be applicable to such arbitration proceedings, and all rights, remedies, obligations, liabilities and procedures set forth in said Article 3 shall be available to the parties. Each party shall be entitled to discovery which shall be conducted in accordance with the provisions of Section 2020 and 2025 of the California Code of Civil Procedures. The prevailing party shall be entitled to reasonable attorney fees in connection with such arbitration.

         IN WITNESS WHEREOF, each party hereto has caused this Agreement to be signed by its officer thereunto duly authorized as of the date first above written.

                                     NETSTAFF, INC.

                                     By:   /S/ PATRICK RYLEE
                                     -------------------------------------------
                                     Patrick Rylee, President and CEO


                                     NSI ACQUISITION CORPORATION


                                     By:  /S/ PATRICK RYLEE
                                     -------------------------------------------
                                     Patrick Rylee, President, CFO and Secretary


                                     MAT TRADING CORP.


                                     By:  /S/ MARC K. SWICKLE
                                     -------------------------------------------
                                     Marc K. Swickle, President and CEO


                                     SELLING SHAREHOLDERS

                                     /S/ MARC K. SWICKLE
                                     -------------------------------------------
                                     Marc K. Swickle

                                     /S/ MICHELLE BERGER
                                     -------------------------------------------
                                     Michelle Berger

                                     /S/ ASI LEVY
                                     -------------------------------------------
                                     Asi Levy

                                     /S/ TUVIA LEVY
                                     -------------------------------------------
                                     Tuvia Levy

                                     /S/ DARREN KLEIN
                                     -------------------------------------------
                                     Darren Klein